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Exhibit 10.2

October 21, 2005

Nexans
Nexans Participations
Nexans Wires
Lacroix & Kress GmbH

Ladies and Gentlemen:

        Reference is hereby made to that certain Contribution and Formation Agreement, dated July 27, 2005 (the "Agreement"), by and between Superior Essex Inc. ("Superior"), Essex Group, Inc. ("Essex"), SE Holding, C.V. ("Essex Netherlands"), Nexans, Nexans Participations ("Participations"), Nexans Wires, and Lacroix & Kress GmbH ("L&K"). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

        In connection with the Closing, Superior Essex, Essex Netherlands, Nexans, Participations, Nexans Wires and L&K hereby agree as follows:

1.
Notwithstanding anything in Sections 1.1, 2.2.5 and 5.1.3 of the Agreement to the contrary, the parties acknowledge that the Agreement for the Sale of Receivables referred as the "Credit Facility" will be entered into by Flytex (Nexans Winding Wires S.A.S.) prior to the Closing and the JV Holding Company and other entities may become parties to such Credit Facility at or following the Closing. Prior to the Closing, Nexans will cause Flytex to not make any draws under or sales pursuant to such Credit Facility, except as contemplated by the Agreement and in the Funds Flow Memorandum.

2.
Notwithstanding anything in Article II of the Agreement to the contrary, the Subordinated Note referred to in Section 2.2.6 shall be issued by German NewCo, subscribed by Nexans and executed by the JV Holding Company as guarantor one day prior to the Closing. The parties acknowledge and agree that interest on the principal amount evidenced by such Subordinated Note shall not begin to accrue until the Closing Date.

3.
Notwithstanding anything in Section 2.6.4(b) of the Agreement to the contrary:

(a)
if the Nexans Capital Employed is less than €60,000,000, then any payments owed to Essex shall be determined in accordance with Section 2.6.4(b) of the Agreement;

(b)
if the Nexans Capital Employed is between €64,000,000 and €65,000,000, then Essex shall pay to Participations an amount equal to sixty percent (60%) of the difference between the Nexans Capital Employed and €64,000,000;

(c)
if the Nexans Capital Employed is greater than €65,000,000 and less than or equal to €71,000,000, then Essex shall make the payment contemplated in clause (b) (determined as if the Nexans Capital Employed was €65,000,000) and the JV Holding Company shall pay to Participations an amount equal to the difference between the Nexans Capital Employed and €65,000,001;

(d)
if the Nexans Capital Employed is greater than €71,000,000, then Essex shall make the payment contemplated in clause (b) (determined as if the Nexans Capital Employed was €65,000,000) and the JV Holding Company shall make the payment contemplated in clause (c) in respect of the JV Holding Company (determined as if the Nexans Capital Employed was €71,000,000) and shall issue to Participations a Capital Employed Note, in an aggregate principal amount equal to the lesser of (i) €2,000,000, and (ii) the amount by which the Nexans Capital Employed exceeds €71,000,000;

  (e)
  the payments described in the foregoing clauses (a), (b) and (d) shall be made within five (5) Business Days following either an agreement by Essex and Nexans as to the Nexans Capital Employed or the CPA Firm's determination of the Unresolved Items;

  (f)
  and the payment described in clause (c) above shall initially be made within five (5) Business Days following, and shall be based upon, the delivery of the Nexans Closing Balance Sheet and statement of Nexans Capital Employed to Nexans and Essex pursuant to Section 2.6.1 of the Agreement (such statement of Nexans Capital Employed being referred to as the "Estimated Capital Employed"). Within five (5) Business Days following either an agreement by Essex and Nexans as to the Nexans Capital Employed or the CPA Firm's determination of the Unresolved Items, Participations shall pay to the JV Holding Company an amount equal to the excess, if any, of the Estimated Capital Employed over Nexans Capital Employed, and the JV Holding Company shall pay to Participations an amount equal to the excess, if any, of Nexans Capital Employed over the Estimated Capital Employed. The parties acknowledge and agree that, solely for purposes of this clause (f), the Nexans Capital Employed shall not exceed €71,000,000 or be less than €65,000,001.

4.
Section 2.7.2 of the Agreement is hereby amended by deleting the text thereof in its entirety and substituting the following: "The Initial Net Equity Value shall be increased, for purposes of calculating the Put Price and the Call Price, by the amount by which the Nexans Capital Employed (as finally determined pursuant to Section 2.6) exceeds €64,000,000 (up to a maximum of €65,000,000) or decreased by the amount by which the Nexans Capital Employed (as finally determined pursuant to Section 2.6) is less than €60,000,000.

5.
For the period commencing on the Closing Date, Nexans shall indemnify, defend, and hold harmless the Essex/JV Indemnified Parties against and in respect of all Losses sustained or incurred arising out of, in connection with, or relating to the failure of Nexans Portugal before or after the Closing to achieve or comply with any economic benchmarks or milestones or financial covenants set forth in that certain Contract of Granting of Non-reimbursable Subvention, dated September 16, 1999, between the Institute for Support of Small and Medium Enterprises and Nexans Portugal. The indemnity described in this Paragraph 5 hereof shall be subject to Article VII of the Agreement; provided, however, that the indemnity shall not be subject to the limitations set forth in Section 7.2 of the Agreement. The parties acknowledge and agree that any liability covered by the indemnity contained in this Paragraph 5 shall not be included as a liability on the Nexans Closing Balance sheet for purposes of calculating the Nexans Capital Employed.

6.
Following the Closing, the JV Holding Company shall indemnify, defend, and hold harmless Nexans against and in respect of all Losses sustained or incurred by Nexans pursuant to that certain letter, dated December 22, 2003, by Nexans to Banco Comercial Português, S.A. arising out of, in connection with, or relating to any default by Nexans Portugal under that certain Loan Agreement (Contrato de Concessao), dated November 24, 2003, between Agencia Portuguesa Investimento and Nexans Portugal, to the extent such default is attributable to acts or omissions of Nexans Portugal following the Closing Date.

7.
For the avoidance of doubt, the parties hereby agree that nothing contained in the Schedules of Exceptions to the certificates to be delivered at the Closing by the Nexans Parties pursuant to Sections 2.5(b)(i), 5.2.1 and 5.2.2 and by the Essex Parties pursuant to Sections 2.5(a)(i), 5.3.1 and 5.3.2, respectively, shall limit any indemnification remedies under the Agreement related to the matters covered therein. Without limiting the generality of the foregoing and for the avoidance of doubt, the parties acknowledge and agree that, subject to the limitations contained in Section 7.2 of the Agreement and any applicable and unused reserve on the Nexans Closing Balance Sheet, any failure to collect the account receivable owing by Trasma in the amount €493,000 shall be covered by the of the indemnity in Section 7.2.1 of the Agreement.

8.
The Essex Parties and the Nexans Parties shall take all necessary steps to ensure that the JV Holding Company complies with all obligations contemplated in this letter agreement.

9.
Sections 8.10 and 8.11 of the Agreement shall apply mutatis mutandis to this letter agreement.

        Except as expressly provided herein, nothing contained in this letter agreement shall in any way limit or modify the rights or obligations of any party under the Agreement.

        Please indicate your consent to and agreement with the foregoing by signing in the space provided below.

(Remainder of page intentionally left blank)

        Signed in Paris on behalf of each of the parties hereto as of the date first written above in seven original copies.

Sincerely,
SUPERIOR ESSEX INC.
By:
Name:
Title:
ESSEX GROUP, INC.
By:
Name:
Title:
SE HOLDING, C.V.
By:	Superior China Magnet Wire GP, Inc., its General Partner
By:
Name:
Title:

Accepted and Agreed to:

NEXANS
By:
Name:
Title:
NEXANS PARTICIPATIONS
By:
Name:
Title:
NEXANS WIRES
By:
Name:
Title:
LACROIX & KRESS GmbH
By:
Name:
Title:

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  Exhibit 10.2